UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported – September 17th, 2015)

DOMARK INTERNATIONAL, INC.
(Exact name of registrant as specified on its charter )

Nevada	333-136247	20-4647578
(State or other jurisdiction of incorp)	(Commission File Number )	(IRS Employer Identification No. )

34 King Street, East Suite #1102

Toronto, Ontario, Canada MC5 1E9

(Address of principle executive offices )

(410) 299.1400

(Registrants telephone number )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions;

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act ( 17 CFR 240 14a-12 )

☐ Pre commencement communications pursuant to 14d-2(b) under the Exchange Acrt ( 17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 13c-4 ( c ) )

Item 4.01: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On September 17th, 2015, Domark International, Inc. ("Domark" or the "Company") was notified of the resignation of its independent accountant's ZBS Group LLP ( "ZBS").

Other than an explanatory paragraph included in ZBS's audit for Company year ended May 31, 2015 relating to its uncertainty of the Company's ability to continue as a going concern, the audit report of ZBS on the financial statements for the year did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 28, 2015 until May 31, 2015, there were no disagreements between Domark and ZBS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of ZBS would have caused it to make reference to the subject matter of the disagreement(s) in its audit report.

On September 25th, 2015, Domark appointed Michael T Studer, CPA, PC ("Studer") as its independent accountants. The appointment was ratified by the Company's Board of Directors.

Neither Domark or anyone on its behalf consulted ZBS regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event.

Domark provided ZBS with a copy of the disclosures set forth in this Form 8-K and requested that they provide a letter to the Securities and Exchange Commission ("Commission") stating whether it agrees or disagrees with the same.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authoirized.

DOMARK INTERNATIONAL INC

October 21, 2015	By:	/s/ Andrew Ritchie
Andrew Ritchie
Chief Executive Officer